Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of October 4, 2004

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this "Amendment") is among WASTE SERVICES (CA) INC., an Ontario corporation formerly known as CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC. ("WSCI"), WASTE SERVICES, INC., a Delaware corporation (the "Borrower"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

PRELIMINARY STATEMENTS:

A. The Borrower, WSCI, the Lenders, the Administrative Agent, Lehman Brothers Inc., as Arranger, CIBC World Markets Corp., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Canadian Agent, entered into an Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, restated, modified or supplemented prior to the date hereof, and together with all Annexes, Exhibits and Schedules thereto, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement);

B. WSCI and the Borrower have requested that the Lenders amend certain provisions of the Credit Agreement to provide for the matters described herein; and

C. The requisite Lenders are, on the terms and conditions stated below, willing to grant the request of WSCI and the Borrower.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  Amendment. Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Credit Agreement is hereby amended as follows:
    The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

    "Actual Leverage Ratios": as of any date of determination, the Consolidated Leverage Ratio and the Consolidated Senior Secured Leverage Ratio as of the then applicable Quarterly Test Date for the four consecutive fiscal quarters immediately preceding such Quarterly Test Date.

    "Quarterly Test Date": as of any date of determination, the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available.

    "Second Amendment": the Second Amendment to this Agreement, dated as of October 4, 2004.

    "Second Amendment Effective Date": the Amendment Effective Date, as defined in the Second Amendment.

    "Target Leverage Ratios": for any period of four consecutive fiscal quarters ending on the then applicable Quarterly Test Date, a Consolidated Leverage Ratio equal to 4.25 to 1.00 and a Consolidated Senior Secured Leverage Ratio equal to 2.00 to 1.00.

    "TLR Certificate": a certificate, in form and substance satisfactory to the Administrative Agent, signed by a duly authorized Responsible Officer of the Borrower and delivered to the Administrative Agent at the Borrower's election at any time prior to September 30, 2007, pursuant to which the Borrower agrees to comply with (i) reduced Consolidated Leverage Ratio covenant levels in Section 7.1(a) of 4.25 to 1.00 for FQ3 2004, or if later, the first fiscal quarter ending after the date of such certificate, through and including FQ2 2007 and (ii) reduced Consolidated Senior Secured Leverage Ratio covenant levels in Section 7.1(b) of 2.00 to 1.00 for FQ3 2004, or, if later, the first fiscal quarter ending after the date of such certificate, through and including FQ3 2007, and agrees that the Borrower's failure to comply with such reduced covenant levels shall constitute an immediate Event of Default.

    The definition of "Applicable Margin" contained in Section 1.1 of the Credit Agreement is hereby amended to (i) replace each occurrence of the number "2.25%" with the number "3.50%" and to replace each occurrence of the number "3.25%" with the number "4.50%" and (ii) insert immediately prior to "US Revolving Credit Loans" in the proviso therein the text "Tranche B Term Loans,".
    The definition of "Consolidated EBITDA" contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) total cash interest expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges and expenses (including any losses attributable to fluctuations in foreign currency exchange rates), (g) one-time charges and expenses (including costs, fees and expenses in connection with the Migration and the audit and settlement with respect to the FRS Acquisition) not to exceed $3,000,000 over the term of this Agreement, (h) one-time severance charges, not to exceed $4,000,000 over the term of this Agreement, (i) one-time integration costs in connection with the purchase of the Allied Business not to exceed $1,000,000, (j) to the extent not constituting cash interest expense, all expenses attributable to dividends and accruals in respect of preferred stock (including the Kelso Preferred Stock) and (k) one-time charges and expenses in connection with the Second Amendment (including all legal and financial advisor fees), as well as costs associated with engaging a collateral monitoring service, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining total cash interest expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income (including any gains attributable to fluctuations in foreign currency exchange rates), all as determined on a consolidated basis; provided that, for purposes of calculating Consolidated EBITDA of the Group Members for any period, (i) the Consolidated EBITDA of any business unit acquired by the Group Members during such period shall be included on a pro forma basis (but without giving effect to any projected synergies or cost savings resulting from such acquisition except those adjustments in accordance with Regulation S-X of the Securities Act of 1933 or otherwise agreed to by the Administrative Agent) for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such acquisition occurred on the first day of such period but without duplication of the Consolidated EBITDA of such business unit after the date of acquisition thereof) if the consolidated balance sheet of such acquired business unit as at the end of the period preceding the acquisition of such business unit and the related consolidated statements of income and stockholders' equity and of cash flows (or, if no such balance sheet or statements of income and stockholder's equity and of cash flows is available, such other financial information reasonably satisfactory to the Administrative Agent) for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any business unit Disposed of by the Group Members during such period shall be excluded for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such Disposition occurred on the first day of such period); and provided, further, that the Consolidated EBITDA of CERI and its Subsidiaries (or, following the Migration, of the Borrower and its Subsidiaries) for the fiscal quarters ending September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004, shall be conclusively deemed to equal $14,529,000, $9,658,000, $9,122,000 and $10,223,000, respectively.

    The definition of "ECF Percentage" contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    ""ECF Percentage": with respect to any fiscal year of the Borrower, 75.0%; provided, that, the ECF Percentage shall be 50.0% if the Consolidated Leverage Ratio and the Consolidated Senior Secured Leverage Ratio as of the last day of such fiscal year are not greater than the respective Target Leverage Ratios; provided further, that with respect to any fiscal year of the Borrower ending on or after December 31, 2005, the ECF Percentage shall be 0.0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 3.50 to 1.00."

    Section 2.4(a) of the Credit Agreement is hereby amended to replace the last sentence thereof with the following sentence:

    "Notwithstanding the foregoing, unless and until the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable, the US Revolving Extensions of Credit shall not exceed $37,500,000."

    Section 2.4(c) of the Credit Agreement is hereby amended to replace the last sentence thereof with the following sentence:

    "Notwithstanding the foregoing, unless and until the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable, the Canadian Revolving Extensions of Credit shall not exceed $12,500,000."

    Section 2.12(a) of the Credit Agreement is hereby amended to replace the phrase "other than any Excluded Proceeds" with the following text:

    "other than up to $7,500,000 of proceeds from Capital Stock issued prior to March 28, 2005 and any Excluded Proceeds".

    Section 2.12(b) of the Credit Agreement is hereby amended to add the following text to the end of the first sentence thereof:

    " and, provided further that up to $7,500,000 received as a Purchase Price Refund with respect to the FRS Acquisition may be used for general corporate purposes and not applied to prepay the Term Loans and the Borrower shall not be obligated to deliver a Reinvestment Notice with respect thereto".

    Section 6.10 of the Credit Agreement is hereby amended to insert the following new clause (i) at the end thereof:

    "(i) From and after the date which is 45 days after the Second Amendment Effective Date and until such time as the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable, notwithstanding anything in this Section 6.10 or in Section 5.11 of the Guarantee and Collateral Agreement, with respect to any cars, trucks, trailers and other vehicles, the ownership interest in which is evidenced by a certificate of title, acquired on or after January 1, 2004, take all actions necessary or advisable to grant the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in substantially all such cars, trucks, trailers and other vehicles which are owned by any Group Member located in the United States of America; provided that at the expiration of such period the Administrative Agent shall, at the request of the Borrower, release such perfected security interest and return all certificates of title and take all other actions necessary or advisable to release such perfected security interests."

    Sections 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    "6.15 FTI Report. On or after the date that is 10 days prior to March 31, 2005, but in no event later than March 31, 2005, cause FTI Consulting, Inc. to present to the Administrative Agent and the Lenders a report on the Borrower's performance from and after September 21, 2004, including an evaluation of the achievability of the projections for the fiscal year 2005 set forth in the business plan delivered to the Lenders on September 21, 2004.

    Section 6.16 of the Credit Agreement is hereby deleted in its entirety.
    Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    "7.1 Financial Condition Covenants.

    (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Total Leverage Ratio
FQ2 2004	6.50 : 1.00
FQ3 2004	7.50 : 1.00
FQ4 2004	7.25 : 1.00
FQ1 2005	7.00 : 1.00
FQ2 2005	6.50 : 1.00
FQ3 2005	5.75 : 1.00
FQ4 2005	5.25 : 1.00
FQ1 2006	5.25 : 1.00
FQ2 2006	5.25 : 1.00
FQ3 2006	5.00 : 1.00
FQ4 2006	4.75 : 1.00
FQ1 2007	4.75 : 1.00
FQ2 2007	4.50 : 1.00
FQ3 2007	4.25 : 1.00
FQ4 2007	4.00 : 1.00
FQ1 2008	4.00 : 1.00
FQ2 2008	4.00 : 1.00
FQ3 2008	4.00 : 1.00
FQ4 2008	4.00 : 1.00
FQ1 2009	4.00 : 1.00
FQ2 2009	4.00 : 1.00
FQ3 2009	4.00 : 1.00
FQ4 2009, and thereafter	3.75 : 1.00

    (b) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Senior Secured Leverage Ratio
FQ2 2004	3.00 : 1.00
FQ3 2004	3.25 : 1.00
FQ4 2004	3.25 : 1.00
FQ1 2005	3.00 : 1.00
FQ2 2005	2.75 : 1.00
FQ3 2005	2.50 : 1.00
FQ4 2005	2.50 : 1.00
FQ1 2006	2.25 : 1.00
FQ2 2006	2.25 : 1.00
FQ3 2006	2.25 : 1.00
FQ4 2006	2.25 : 1.00
FQ1 2007	2.25 : 1.00
FQ2 2007	2.25 : 1.00
FQ3 2007	2.25 : 1.00
FQ4 2007, and thereafter	2.00 : 1.00

    (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Interest Coverage Ratio
FQ2 2004	1.75 : 1.00
FQ3 2004	1.75 : 1.00
FQ4 2004	1.75 : 1.00
FQ1 2005	1.75 : 1.00
FQ2 2005	1.75 : 1.00
FQ3 2005	1.75 : 1.00
FQ4 2005	2.00 : 1.00
FQ1 2006	2.00 : 1.00
FQ2 2006	2.00 : 1.00
FQ3 2006	2.00 : 1.00
FQ4 2006	2.25 : 1.00
FQ1 2007	2.25 : 1.00
FQ2 2007	2.25 : 1.00
FQ3 2007	2.25 : 1.00
FQ4 2007, and thereafter	2.50 : 1.00"

    Section 7.2(g) of the Credit Agreement is hereby amended to insert immediately prior to each of clauses (i)(y) and (ii) the following text: "if the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable".

    Section 7.5(e) of the Credit Agreement is hereby amended to replace the number "$25,000,000" with the following text:

    "$5,000,000 or, if the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable, $25,000,000".

    Section 7.5(g) of the Credit Agreement is hereby amended to replace the number "$25,000,000" with the following text:

    "$5,000,000 or, if the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable, $25,000,000".

    Section 7.7 of the Credit Agreement is hereby amended to replace the number "$50,000,000" with the following text:

    "$40,000,000 in fiscal year 2005, $45,000,000 in fiscal year 2006 and $50,000,000 in fiscal year 2007 or, with respect to any fiscal year, if the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable, $50,000,000".

    Section 7.8(h) of the Credit Agreement is hereby amended to (i) remove the word "and" at the end of subsection (iv) thereof, (ii) replace the "." at the end of subsection (v) thereof with "; and", and (iii) insert the following clause (vi) at the end thereof:

    "(vi) either (x) the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable, or (y) such Permitted Acquisition is consummated solely with Excluded Proceeds and the aggregate purchase price for all Permitted Acquisitions shall not exceed (i) $50,000,000 over the term of this Agreement or (ii) $20,000,000 for any single Permitted Acquisition".

    Section 8 of the Credit Agreement is hereby amended to (i) replace the phrase "Sections 6.15 or 6.16" in subsection (m) thereof with the phrase "Section 6.15", (ii) insert "or" at the end of subsection (m) thereof, and (iii) insert the following clause (n) at the end thereof:

    "(n) The Borrower shall have failed to receive an equity investment of at least $7,500,000 prior to March 28, 2005."

    Section 10.1(b) of the Credit Agreement is hereby amended to insert immediately after the phrase "Section 10.1(a)," the following text: "if the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable".
    Annex A of the Credit Agreement is hereby amended and restated in its entirety as the Annex A attached hereto as Exhibit A.
  Conditions to Effectiveness.

  The effectiveness of the amendments contained in Section 1 hereof is conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the "Amendment Effective Date"):

      the Administrative Agent shall have received (i) counterparts of this Amendment signed by each of WSCI, the Borrower and the Administrative Agent, and counterparts of the consent of the Guarantors attached hereto as Annex 1 (the "Consent") executed by each of the Guarantors and (ii) signed written authorization from the requisite Lenders to execute this Amendment;
      each of the representations and warranties in Section 3 below shall be true and correct in all material respects on and as of the Amendment Effective Date;
      in consideration of this Amendment, the Borrower shall have paid to the Administrative Agent, for the account of each Lender that executes and returns to the Administrative Agent its consent no later than 5:00 p.m. (New York time) on September 30, 2004, a fee equal to 0.25% of such Lender's Aggregate Exposure;
      the Administrative Agent shall have received payment in immediately available funds of all expenses incurred by the Administrative Agent (including, without limitation, legal fees) reimbursable under the Credit Agreement and for which invoices have been presented;
      the Administrative Agent shall have received executed legal opinions from counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent;
      the Borrower shall have received (i) at least $7,500,000 in cash on terms satisfactory to the Administrative Agent and (ii) an irrevocable commitment letter, satisfactory in form and substance to the Administrative Agent, to make an equity investment in the Borrower of at least $7,500,000 at any time prior to March 28, 2005 at the Borrower's election;
      the Borrower and the Administrative Agent shall have agreed upon a new monthly reporting package, in form and substance acceptable to the Administrative Agent; and
      the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.
  Representations and Warranties.

  Each of WSCI and the Borrower represents and warrants jointly and severally to the Administrative Agent and the Lenders as follows:

      Authority. Each of WSCI and the Borrower has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each of the Guarantors has the requisite corporate or other organizational power and authority to execute and deliver the Consent. The execution, delivery and performance by each of WSCI and the Borrower of this Amendment and by the Guarantors of the Consent, and the performance by each of WSCI, the Borrower and each other Loan Party of the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party, in each case, have been authorized by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.
      Enforceability. This Amendment has been duly executed and delivered on behalf of each of WSCI and the Borrower. The Consent has been duly executed and delivered by each of the Guarantors. Each of this Amendment, the Consent and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or of the Consent or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent's Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided therein.
      Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
      No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation (including, without limitation, Regulation U), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (c) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.
      No Default. Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
  Reference to and Effect on Credit Agreement.
      Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment is a Loan Document.
      Except as specifically amended above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein.
      The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
  Counterparts.

  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

  Severability.

  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

WASTE SERVICES, INC., as Borrower

By:	__________________________________
Name:
Title:

WASTE SERVICES (CA) INC.

By:	__________________________________
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	__________________________________
Name:
Title:

Annex 1

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrower and/or of WSCI under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the __ day of October 2004.

(Signature pages follow)

OMNI WASTE OF OSCEOLA COUNTY LLC

By:	__________________________________
Name:
Title:

CACTUS WASTE SYSTEMS, LLC

By:	__________________________________
Name:
Title:

WASTE SERVICES OF ARIZONA, INC.

By:	__________________________________
Name:
Title:

WASTE SERVICES OF FLORIDA, INC.

By:	__________________________________
Name:
Title:

JACKSONVILLE FLORIDA LANDFILL, INC.

By:	__________________________________
Name:
Title:

JONES ROAD LANDFILL AND RECYCLING, LTD.,
by Jacksonville Florida Landfill, Inc., its General Partner

By:	__________________________________
Name:
Title:

FLORIDA RECYCLING SERVICES, INC.,
a Delaware Corporation

By:	__________________________________
Name:
Title:

FLORIDA RECYCLING SERVICES, INC., an Illinois Corporation

By:	__________________________________
Name:
Title:

FORT BEND REGIONAL LANDFILL LP

By:	__________________________________
Name:
Title:

RUFFINO HILLS TRANSFER STATION LP

By:	__________________________________
Name:
Title:

WASTE SERVICES OF ALABAMA, INC.

By:	__________________________________
Name:
Title:

WASTE SERVICES LIMITED PARTNER, LLC

By:	__________________________________
Name:
Title:

WS GENERAL PARTNER, LLC,
by Waste Services, Inc., its Sole Member

By:	__________________________________
Name:
Title:

RAM-PAK COMPACTION SYSTEMS LTD.

By:	__________________________________
Name:
Title:

6045341 CANADA INC.

By:	__________________________________
Name:
Title:

GAP DISPOSAL 2001 LTD.

By:	__________________________________
Name:
Title:

Exhibit A

Annex A

PRICING GRID FOR TRANCHE B TERM LOANS, REVOLVING CREDIT LOANS AND SWING LINE LOANS

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans		Applicable Margin for Base Rate Loans
	Tranche B Term Loans	Revolving Credit Loans and Swing Line Loans	Tranche B Term Loans	Revolving Credit Loans and Swing Line Loans
> 5.25 to 1.00	4.50%	4.50%	3.50%	3.50%
< 5.25 to 1.00 and > 4.50 to 1.00	4.25%	4.00%	3.25%	3.00%
< 4.50 to 1.00 and > 4.00 to 1.00	4.00%	3.75%	3.00%	2.75%
< 4.00 to 1.00	4.00%	3.50%	3.00%	2.50%

The above Applicable Margins shall be reduced by 0.25% if the Borrower has obtained a senior secured bank loan rating from Moody's Investors Service, Inc. of B2 or better and a senior secured bank loan rating from Standard & Poor's Ratings Group of B or better, effective as of the day after the date on which such ratings are obtained.

Changes in the Applicable Margin with respect to Tranche B Term Loans, Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Sections 6.1(a) and (b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.25 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.